UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 3, 2014, Chrysler Group LLC announced U.S. retail sales of Chrysler Group vehicles in January 2014, as set forth in the table below. Chrysler Group LLC reported finishing the month of January 2014 with a 105 days supply of inventory (536,039 units). U.S. industry sales figures for January 2014 were internally projected at an estimated 15.6 million units Seasonally Adjusted Annual Rate (SAAR).

Chrysler Group LLC U.S. Sales Summary Thru January 2014

	Month Sales		Vol %	Sales CYTD		Vol %
Model	Curr Yr	Pr Yr	Change	Curr Yr	Pr Yr	Change
500	2,493	2,503	0%	2,493	2,503	0%
500L	729	0	NEW	729	0	NEW
FIAT BRAND	3,222	2,503	29%	3,222	2,503	29%

200	10,912	8,846	23%	10,912	8,846	23%
300	3,145	5,325	-41%	3,145	5,325	-41%
Town & Country	7,056	6,525	8%	7,056	6,525	8%
CHRYSLER BRAND	21,113	20,696	2%	21,113	20,696	2%

Compass	4,068	3,116	31%	4,068	3,116	31%
Patriot	5,577	5,248	6%	5,577	5,248	6%
Wrangler	9,553	8,854	8%	9,553	8,854	8%
Liberty	0	2,035	-100%	0	2,035	-100%
Grand Cherokee	12,207	11,065	10%	12,207	11,065	10%
Cherokee	10,505	0	NEW	10,505	0	NEW
JEEP BRAND	41,910	30,318	38%	41,910	30,318	38%

Caliber	0	13	-100%	0	13	-100%
Dart	5,051	7,154	-29%	5,051	7,154	-29%
Avenger	4,795	9,628	-50%	4,795	9,628	-50%
Charger	5,200	6,411	-19%	5,200	6,411	-19%
Challenger	2,458	3,497	-30%	2,458	3,497	-30%
Viper	47	0	NEW	47	0	NEW
Journey	5,936	8,179	-27%	5,936	8,179	-27%
Caravan	7,290	4,965	47%	7,290	4,965	47%
Nitro	0	0		0	0
Durango	4,128	3,380	22%	4,128	3,380	22%
DODGE BRAND	34,905	43,227	-19%	34,905	43,227	-19%

Dakota	0	0		0	0
Ram P/U	25,071	20,474	22%	25,071	20,474	22%
Cargo Van	355	513	-31%	355	513	-31%
ProMaster Van	607	0	NEW	607	0	NEW
RAM BRAND	26,033	20,987	24%	26,033	20,987	24%

TOTAL CHRYSLER GROUP LLC	127,183	117,731	8%	127,183	117,731	8%

TOTAL CAR	34,101	43,377	-21%	34,101	43,377	-21%
TOTAL TRUCK	93,082	74,354	25%	93,082	74,354	25%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2014

CHRYSLER GROUP LLC
(Registrant)

/s/ Reid Bigland
Reid Bigland
Senior Vice President